CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated November 28, 2001 on our audit of the financial statements and financial highlights of The Legacy Funds, Inc. and to all references to our firm included in or made a part of this Form N-1A Registration Statement, Post Effective Amendment No. 2.




ARTHUR ANDERSEN LLP

 /s/ ARTHUR ANDERSEN LLP
-------------------------
Milwaukee, Wisconsin
December 27, 2001